Exhibit 99.1

PRESS RELEASE
Investor Contact: Joseph J. Troy
FOR IMMEDIATE RELEASE	Sr. Vice President
February 16, 2006	813.871.4404
jtroy@walterind.com
Media Contact: Michael A. Monahan
Director - Corporate Communications
813.871.4132
mmonahan@walterind.com

WALTER INDUSTRIES ANNOUNCES FILING OF REGISTRATION STATEMENT AND

PUBLIC OFFERING OF COMMON STOCK

(TAMPA, Fla.) - Walter Industries, Inc. (NYSE: WLT) announced today that it has filed a shelf registration statement with the Securities and Exchange Commission relating to its common stock.

Walter Industries also announced that it commenced an offering of 2.3 million shares of its common stock. The Company also expects to grant to the underwriters of this offering an option to purchase up to an additional 345,000 shares, within 30 days after the date hereof, solely to cover over-allotments.

The Company intends to use the net proceeds from this offering to repay approximately $100 million of the term loan outstanding under the 2005 Walter Credit Agreement and use the balance for general corporate purposes. The Company intends to use the net proceeds from any shares sold pursuant to the underwriters’ over-allotment option for general corporate purposes, which may include additional repayment of the term loan.

Banc of America Securities LLC and Morgan Stanley are acting as joint book-running managers for the offering. The offering is being made only by means of a prospectus, copies of which may be obtained from Banc of America Securities LLC, Attn: Prospectus Department, 100 West 33rd Street, New York, NY 10001, (800) 294-1322 or by e-mail at dg.prospectus_distribution@bofasecurities.com or Morgan Stanley & Co. Incorporated, Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, (866) 718-1649, or by e-mail at prospectus@morganstanley.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Walter Industries, Inc. is a diversified company with annual revenues of $2.7 billion. The Company is a leader in water infrastructure, flow control and water transmission products,

with respected brand names such as Mueller, U.S. Pipe, James Jones, Henry Pratt and Anvil. The Company is also a significant producer of high-quality metallurgical coal and natural gas for worldwide markets and is a leader in affordable homebuilding and financing. Based in Tampa, Fla., the Company employs approximately 10,000 people. For more information about Walter Industries, please visit the Company Web site at http://www.walterind.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers’ demand for the Company’s products, changes in raw material, labor, equipment and transportation costs and availability, geologic and weather conditions, changes in extraction costs and pricing in the Company’s mining operations, changes in customer orders, pricing actions by the Company’s competitors, changes in law, the collection of approximately $14 million of receivables associated with a working capital adjustment arising from the sale of a subsidiary in 2003, potential changes in the mortgage-backed capital market, and general changes in economic conditions. Those risks also include the timing of and ability to execute on the initial public offering and spin-off of the Company’s Water Products business and any other strategic action that may be pursued. Risks associated with forward-looking statements are more fully described in the Company’s and Mueller’s filings with the Securities and Exchange Commission. The Company assumes no duty to update its forward-looking statements as of any future date.

###